Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Operating Revenues:
Electric	$1,049	$1,009	$4,913	$4,832
Gas	321	313	1,140	1,006

Total operating revenues	1,370	1,322	6,053	5,838

Operating Expenses:
Fuel	188	197	826	845
Purchased power	119	102	454	502
Gas purchased for resale	183	182	615	526
Other operations and maintenance	455	388	1,691	1,617
Depreciation and amortization	194	178	745	706
Taxes other than income taxes	106	104	468	458

Total operating expenses	1,245	1,151	4,799	4,654

Operating Income	125	171	1,254	1,184

Other Income and Expense:
Miscellaneous income	19	18	79	69
Miscellaneous expense	2	8	22	26

Total other income	17	10	57	43

Interest Charges	75	109	341	398

Income Before Income Taxes	67	72	970	829

Income Taxes	20	23	377	311

Income from Continuing Operations	47	49	593	518

Income (Loss) from Discontinued Operations, Net of Taxes	2	(11)	(1)	(223)

Net Income	49	38	592	295

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	6	6

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	46	48	587	512

Discontinued Operations	2	(11)	(1)	(223)

Net Income Attributable to Ameren Corporation	$48	$37	$586	$289

Earnings (Loss) per Common Share – Basic:
Continuing Operations	$0.19	$0.19	$2.42	$2.11
Discontinued Operations	0.01	(0.04)	-	(0.92)

Earnings per Common Share – Basic	$0.20	$0.15	$2.42	$1.19

Earnings (Loss) per Common Share – Diluted:
Continuing Operations	$0.19	$0.19	$2.40	$2.10
Discontinued Operations	0.01	(0.04)	-	(0.92)

Earnings per Common Share – Diluted	$0.20	$0.15	$2.40	$1.18

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	244.5	245.1	244.4	244.5

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$5	$30
Accounts receivable - trade (less allowance for doubtful accounts)	423	404
Unbilled revenue	265	304
Miscellaneous accounts and notes receivable	81	196
Materials and supplies	524	526
Current regulatory assets	295	156
Current accumulated deferred income taxes, net	352	106
Other current assets	86	85
Assets of discontinued operations	15	165

Total current assets	2,046	1,972

Property and Plant, Net	17,424	16,205
Investments and Other Assets:
Nuclear decommissioning trust fund	549	494
Goodwill	411	411
Regulatory assets	1,582	1,240
Other assets	664	720

Total investments and other assets	3,206	2,865

TOTAL ASSETS	$22,676	$21,042

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$120	$534
Short-term debt	714	368
Accounts and wages payable	711	806
Taxes accrued	46	55
Interest accrued	85	86
Current regulatory liabilities	106	216
Other current liabilities	434	351
Liabilities of discontinued operations	33	45

Total current liabilities	2,249	2,461

Long-term Debt, Net	6,120	5,504
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,923	3,250
Accumulated deferred investment tax credits	64	63
Regulatory liabilities	1,850	1,705
Asset retirement obligations	396	369
Pension and other postretirement benefits	705	466
Other deferred credits and liabilities	514	538

Total deferred credits and other liabilities	7,452	6,391

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,617	5,632
Retained earnings	1,103	907
Accumulated other comprehensive income (loss)	(9)	3

Total Ameren Corporation stockholders’ equity	6,713	6,544
Noncontrolling Interests	142	142

Total equity	6,855	6,686

TOTAL LIABILITIES AND EQUITY	$22,676	$21,042

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended
	December 31,
	2014	2013

Cash Flows From Operating Activities:
Net income	$592	$295
Loss from discontinued operations, net of taxes	1	223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	710	666
Amortization of nuclear fuel	81	71
Amortization of debt issuance costs and premium/discounts	22	24
Deferred income taxes and investment tax credits, net	451	410
Allowance for equity funds used during construction	(34)	(37)
Stock-based compensation costs	25	27
Other	(24)	23
Changes in assets and liabilities	(267)	(66)

Net cash provided by operating activities - continuing operations	1,557	1,636
Net cash provided by (used in) operating activities - discontinued operations	(6)	57

Net cash provided by operating activities	1,551	1,693

Cash Flows From Investing Activities:
Capital expenditures	(1,785)	(1,379)
Nuclear fuel expenditures	(74)	(45)
Purchases of securities - nuclear decommissioning trust fund	(405)	(214)
Sales and maturities of securities - nuclear decommissioning trust fund	391	196
Other	17	2

Net cash used in investing activities - continuing operations	(1,856)	(1,440)
Net cash provided by (used in) investing activities - discontinued operations	139	(283)

Net cash used in investing activities	(1,717)	(1,723)

Cash Flows From Financing Activities:
Dividends on common stock	(390)	(388)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	346	368
Maturities and redemptions of long-term debt	(697)	(399)
Issuances of long-term debt	898	278
Capital issuance costs	(11)	(2)
Other	1	-

Net cash provided by (used in) financing activities - continuing operations	141	(149)

Net change in cash and cash equivalents	(25)	(179)
Cash and cash equivalents at beginning of year	30	209

Cash and cash equivalents at end of year - continuing operations	$5	$30